Exhibit 99.1

ViaSat Announces First Quarter Fiscal Year 2016 Results

•	Fiscal first quarter Adjusted EBITDA grew nearly 30% year-over-year to $77.5 million

•	Revenues grew to $344.4 million, up 8% from the prior year period

•	Non-GAAP diluted net income per share[1] increased to $0.25, a fivefold increase from the first quarter of fiscal year 2015

•	Consumer broadband ARPU hit a new high of $55.79

CARLSBAD, Calif., – August 6, 2015 – ViaSat Inc. (NASDAQ: VSAT), a global broadband services and technology company, today announced financial results for the fiscal first quarter ended June 30, 2015.

“We’re off to a good start in fiscal year 2016 as our focus on attractive bandwidth economics delivers results in multiple applications,” said Mark Dankberg, ViaSat chairman and CEO. “This quarter, for the first time, service revenues represented over half of sales. Residential broadband leads the way, with good opportunities for sustained growth in revenues, Adjusted EBITDA and margins. With almost 1,000 aircraft in service spanning commercial, government and general aviation markets, in-flight connectivity is a significant contributor. JetBlue and United are setting the commercial aeronautical Wi-Fi pace, and we’re excited about our recently announced partnership with Virgin America. Our government business grew revenues 24% and Adjusted EBITDA 35% - also driven by satellite broadband as well as tactical data links. We continue to invest in delivering higher broadband speeds, more bandwidth, more coverage and better service across our markets, and see significant opportunities for continued growth.”

Financial Results

(In millions, except per share data)	Q1 FY16	Q1 FY15	Year-Over- Year Change
Revenues	$344.4	$319.5	7.8%
Adjusted EBITDA	$77.5	$60.2	28.9%
Net income (loss)[1]	$2.6	$(5.9)	143.9%
Diluted per share net income (loss)[1]	$0.05	$(0.13)	138.5%
Non-GAAP net income[1]	$12.1	$2.4	401.5%
Non-GAAP diluted per share net income[1]	$0.25	$0.05	400.0%
Fully diluted weighted average shares[2]	48.8	46.5	5.0%

New contract awards	$305.5	$310.1	(1.5)%
Sales backlog[3]	$872.5	$892.3	(2.2)%

[1]	Attributable to ViaSat Inc. common stockholders.
[2]	As the first quarter of fiscal year 2015 financial information resulted in a net loss, the weighted average number of shares used to calculate basic and diluted net loss per share is the same, as diluted shares would be anti-dilutive.
[3]	Amounts include certain backlog adjustments due to contract changes and amendments.

Segment Results

(In millions)	Q1 FY16	Q1 FY15	Year-Over- Year Change
Satellite Services
New Contract Awards	$120.3	$121.9	(1.3)%
Revenues	$132.4	$109.7	20.7%
Adjusted EBITDA	$54.6	$32.8	66.5%

Commercial Networks
New Contract Awards	$46.2	$50.2	(7.9)%
Revenues	$66.8	$92.2	(27.6)%
Adjusted EBITDA	$(6.1)	$5.5	(211.2)%

Government Systems
New Contract Awards	$139.0	$138.0	0.7%
Revenues	$145.2	$117.5	23.6%
Adjusted EBITDA	$28.9	$21.5	34.7%

Satellite Services

ViaSat’s Satellite Services segment revenues rose 21% year-over-year in the fiscal first quarter, and segment Adjusted EBITDA rose 67% year-over-year to $54.6 million. Performance was driven by revenue growth and improved profitability in consumer residential broadband services as well as higher income from in-flight Wi-Fi services:

•	Total consumer residential broadband subscribers were approximately 685,000 as of the end of the fiscal first quarter, including quarterly gross adds of 46,300, a 7% increase compared to the same period last year.

•	Weighted average revenue per user (ARPU) expanded to $55.79, a new record high.

•	Commercial in-flight Wi-Fi services continued to grow, with more than 380 aircraft in service at the end of the first quarter of fiscal year 2016, from 135 aircraft for the same period last year.

•	ViaSat secured Virgin America as a new airline partner. The relationship will bring faster, higher-quality Wi-Fi to the skies, enabling travelers at 35,000 feet to stream video content from the internet. Additionally, Virgin America will be the first commercial airline to operate in both Ku- and Ka-band satellite networks on the same aircraft, ensuring passengers have the best available connection in the sky.

•	ViaSat won the Excellence in Avionics Award, marking the Company’s fifth industry recognition for in-flight connectivity innovation in a 12-month period. ViaSat won the award for its ability to deliver a high-quality in-flight broadband experience coupled with the best economic model for both airlines and passengers.

Commercial Networks

ViaSat’s Commercial Networks segment saw a decrease in quarterly revenue compared to the same period last year as well as lower segment Adjusted EBITDA:

•	Year-over-year comparisons reflect the wind-down of ViaSat’s Australian Ka-band infrastructure project for NBN, which continued its final construction and integration activities in the fiscal first quarter.

•	Results were offset in part by growth in mobile broadband satellite communication systems sales.

•	Lower Adjusted EBITDA for this segment also reflected increased research and development activities in mobile broadband solutions, next-generation consumer broadband integrated networking and next-generation satellite payload technologies.

Government Systems

In the first quarter of fiscal year 2016, ViaSat’s Government Systems segment revenues increased 24% year-over-year and segment Adjusted EBITDA grew 35%:

•	Revenue growth reflected an increase in government satellite communication systems and tactical data link products sales, partially offset by lower information assurance products revenues.

•	ViaSat’s acquisition of NetNearU in late first quarter of fiscal year 2015 continued to increase the Company’s Wi-Fi service revenue base, contributing to year-over-year Government Systems segment growth.

•	Higher segment Adjusted EBITDA reflected the Company’s expanded service revenue base and related Adjusted EBITDA margin improvement.

•	ViaSat’s Government Systems segment backlog results ended the fiscal first quarter at $372.4 million, reflecting a 22% increase over the same period last year.

Conference Call

ViaSat will host a conference call to discuss the first quarter results for fiscal year 2016. Details follow:

DATE/TIME:	Thursday, August 6, 2015 at 5:00 p.m. Eastern Time
DIAL-IN:	(877) 640-9809 in the U.S.; (914) 495-8528 international
WEBCAST:	investors.viasat.com.
REPLAY:	Available from 8:00 p.m. Eastern Time on Thursday, August 6 until midnight Friday, August 7 by dialing (855) 859-2056 for U.S. callers and (404) 537-3406 for international callers; conference ID 1912645.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements include, among others, statements that refer to future earnings, performance and growth prospects, including with respect to revenues, Adjusted EBITDA and margins, future opportunities in our residential broadband, aeronautical Wi-Fi and government markets, and improvements in broadband speeds, bandwidth, coverage and other products and services. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause actual results to differ include: our ability to realize the anticipated benefits of the ViaSat-2 satellite; unexpected expenses related to the satellite project; our ability to successfully implement our business plan for our broadband satellite services on our anticipated timeline or at all, including with respect to the ViaSat-2 satellite system; risks associated with the construction, launch and operation of ViaSat-2 and our other satellites, including the effect of any anomaly, operational failure or degradation in satellite performance; our ability to successfully develop, introduce and sell new technologies, products and services; negative audits by the U.S. government; changes in the global business environment and economic conditions; delays in approving U.S. government budgets and cuts in government defense expenditures; our reliance on U.S. government contracts, and on a small number of contracts which account for a significant percentage of our revenues; reduced demand for products and services as a result of continued constraints on capital spending by customers; changes in relationships with, or the financial condition of, key customers or suppliers; our reliance on a limited number of third parties to manufacture and supply our products; increased competition and other factors affecting the communications and defense industries generally; the effect of adverse regulatory changes on our ability to sell products and services; our level of indebtedness and ability to comply with applicable debt covenants; our involvement in litigation, including intellectual property claims and litigation to protect our proprietary technology; and our dependence on a limited number of key employees. In addition, please refer to the risk factors contained in our SEC filings available at www.sec.gov, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update or revise any forward-looking statements for any reason.

About ViaSat

ViaSat, Inc. (NASDAQ: VSAT) keeps the world connected. As a global broadband services and technology company, ViaSat ensures consumers, businesses, governments and military personnel have communications access – anywhere – whether on the ground or in-flight. The Company’s innovations in designing highest-capacity satellites and secure ground infrastructure and terminal technologies coupled with its worldwide network of managed Wi-Fi hotspots enable ViaSat to deliver a best available network that extends the reach and accessibility of broadband internet service, globally. For more information, visit: www.viasat.com, or follow ViaSat on Facebook, Twitter, LinkedIn or YouTube.

Use of Non-GAAP Financial Information

To supplement ViaSat’s consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), ViaSat uses non-GAAP net income (loss) attributable to ViaSat Inc. and Adjusted EBITDA, measures ViaSat believes are appropriate to enhance an overall understanding of ViaSat’s past financial performance and prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding specific expenses that we believe are not indicative of our core operating results. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting and facilitates comparisons to the Company’s historical operating results. Further, these non-GAAP results are among the primary indicators that management uses as a basis for evaluating the operating performance of our segments, allocating resources to such segments, planning and forecasting in future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. A reconciliation of specific adjustments to GAAP results is provided in the tables below.

Copyright © 2015 ViaSat, Inc. All rights reserved. All other product or company names mentioned are used for identification purposes only and may be trademarks of their respective owners. Exede is a registered trademark of ViaSat Inc.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share data)

	Three months ended
	June 30, 2015	July 4, 2014
Revenues:
Product revenues	$168,348	$168,129
Service revenues	176,030	151,342

Total revenues	344,378	319,471
Operating expenses:
Cost of product revenues	125,830	128,994
Cost of service revenues	117,609	108,741
Selling, general and administrative	71,107	69,096
Independent research and development	15,608	9,780
Amortization of acquired intangible assets	4,810	4,029

Income (loss) from operations	9,414	(1,169)
Interest expense, net	(5,888)	(8,603)

Income (loss) before income taxes	3,526	(9,772)
Provision for (benefit from) income taxes	1,007	(3,451)

Net income (loss)	2,519	(6,321)
Less: Net loss attributable to the noncontrolling interest, net of tax	(89)	(377)

Net income (loss) attributable to ViaSat Inc.	$2,608	$(5,944)

Diluted net income (loss) per share attributable to ViaSat Inc. common stockholders	$0.05	$(0.13)

Diluted common equivalent shares	48,840	46,528

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC.

ON A GAAP BASIS AND NON-GAAP BASIS IS AS FOLLOWS:

	Three months ended
	June 30, 2015	July 4, 2014
GAAP net income (loss) attributable to ViaSat Inc.	$2,608	$(5,944)
Amortization of acquired intangible assets	4,810	4,029
Stock-based compensation expense	10,709	8,904
Acquisition related expenses	—	444
Income tax effect	(6,011)	(5,017)

Non-GAAP net income attributable to ViaSat Inc.	$12,116	$2,416

Non-GAAP diluted net income per share attributable to ViaSat Inc. common stockholders	$0.25	$0.05

Diluted common equivalent shares	48,840	46,528

AN ITEMIZED RECONCILIATION BETWEEN NET INCOME (LOSS) ATTRIBUTABLE TO VIASAT INC.

AND ADJUSTED EBITDA IS AS FOLLOWS:

	Three months ended
	June 30, 2015	July 4, 2014
GAAP net income (loss) attributable to ViaSat Inc.	$2,608	$(5,944)
Provision for (benefit from) income taxes	1,007	(3,451)
Interest expense, net	5,888	8,603
Depreciation and amortization	57,311	51,607
Stock-based compensation expense	10,709	8,904
Acquisition related expenses	—	444

Adjusted EBITDA	$77,523	$60,163

AN ITEMIZED RECONCILIATION BETWEEN SEGMENT OPERATING PROFIT (LOSS) BEFORE

CORPORATE AND AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS AND ADJUSTED EBITDA IS AS FOLLOWS:

(In thousands)

	Three months ended June 30, 2015				Three months ended July 4, 2014
	Satellite Services	Commercial Networks	Government Systems	Total	Satellite Services	Commercial Networks	Government Systems	Total
Segment operating profit (loss) before corporate and amortization of acquired intangible assets	$17,041	$(18,733)	$15,916	$14,224	$(1,949)	$(5,990)	$10,799	$2,860
Depreciation *	32,380	5,698	8,127	46,205	31,348	5,627	6,151	43,126
Stock-based compensation expense	2,468	4,020	4,221	10,709	2,020	3,385	3,499	8,904
Other amortization	2,755	2,897	644	6,296	1,404	2,479	565	4,448
Acquisition related expenses	—	—	—	—	—	—	444	444

Adjusted EBITDA before other	$54,644	$(6,118)	$28,908	77,434	$32,823	$5,501	$21,458	59,782

Other				89				381

Adjusted EBITDA				$77,523				$60,163

*	Depreciation expenses not specifically recorded in a particular segment have been allocated based on other indirect allocable costs, which management believes is a reasonable method.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands)

	As of	As of		As of	As of
Assets	June 30, 2015	April 3, 2015	Liabilities and Equity	June 30, 2015	April 3, 2015
Current assets:			Current liabilities:
Cash and cash equivalents	$42,494	$52,263	Accounts payable	$73,412	$76,931
Accounts receivable, net	294,522	266,339	Accrued liabilities	153,932	191,326

Inventories	127,278	128,367	Total current liabilities	227,344	268,257
Deferred income taxes	58,126	57,075	Senior Notes, net	582,343	582,657
Prepaid expenses and other current assets	47,186	44,702	Other long-term debt	279,140	223,736

Total current assets	569,606	548,746	Other liabilities	39,214	39,995

			Total liabilities	1,128,041	1,114,645

Property, equipment and satellites, net	1,194,438	1,180,243
Other acquired intangible assets, net	45,231	42,340	Total ViaSat Inc. stockholders’ equity	1,069,893	1,038,582
Goodwill	117,700	117,241	Noncontrolling interest in subsidiary	5,062	5,151

Other assets	276,021	269,808	Total equity	1,074,955	1,043,733

Total assets	$2,202,996	$2,158,378	Total liabilities and equity	$2,202,996	$2,158,378

# # #

ViaSat, Inc. Contacts:

Investor Relations	Public Relations
Heather Ferrante	Chris Fallon
760-476-2242	760-476-2322
Heather.Ferrante@viasat.com	Chris.Fallon@viasat.com